UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2014

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-0270334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

901 Mopac Expressway South; Barton Oaks Plaza One Suite 300; Austin, TX 78746
(Address of principal executive offices)

(512) 329-1905
(Registrant’s telephone number, including area code)

none

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

On May 30, 2014, 2011, Sibling Group Holdings, Inc. (“we" "us" or "our") filed a Current Report on Form 8-K (the “Form 8-K”) related to an Asset Purchase Agreement our wholly owned subsidiary, BLSCH Acquisition, LLC, a Georgia limited liability corporation , entered into with blendedschools.net, Inc. This Amendment No. 1 to the Form 8-K is filed to provide the financial statements and other information required under Item 9.01 of the Form 8-K.

Item 9.01 - Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The audited financial statements of blendschools.net, Inc. for the years ended June 30, 2013 and 2012 are filed as Exhibits 99.1 to this Amendment No. 1 and the unaudited financial statements for the period ended March 31, 2014 are filed as Exhibit 99.2 to this Amendment No. 1.

(b)

Pro forma financial information.

The unaudited pro forma financial statements giving effect to the acquisition of blendedschools.net, Inc. are filed as 99.3 to this report.

(d)

Exhibits

No.	Description

10.1

Closing Terms Addendum between BLSCH Acquisition, LLC and BLENDEDSCHOOLS.NET, dated May 30, 2014 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 30, 2014.)

99.1	Audited financial statements of blendedschools.net, Inc. for the year ended June 30, 2013 and 2012.
99.2	Unaudited financial statements of blendedschools.net, Inc. for the period ended March 31, 2014.
99.3

Unaudited condensed proforma condensed combined balance sheets for the period ended March 31, 2014 and proforma condensed combined statement of operations for the nine months ended March 31, 2014 and 2013 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sibling Group Holdings, Inc.

Date: August 13, 2014	By:	/s/ Maurine Findley
Maurine Findley, Chief Executive Officer